Exhibit 99.9

NOTICE OF MEETINGS

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD SEEK THEIR OWN FINANCIAL AND LEGAL ADVICE, INCLUDING IN RESPECT OF ANY TAX CONSEQUENCES, IMMEDIATELY FROM THEIR BROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL, TAX OR LEGAL ADVISER.

Invitations in respect of an Exchange Offer and/or a Consent Solicitation by

BANCA CARIGE S.P.A.—CASSA DI RISPARMIO DI GENOVA E IMPERIA

(incorporated as a società per azioni in the Republic of Italy)

(the “Issuer” and the “Bank”)

to the holders (the “Noteholders”) of the outstanding series of notes set out in the table below

(each a “Series” and together, the “Existing Notes”)

Title of Existing Notes	ISIN	Outstanding Nominal amount	Early Participation Exercise Price[1]	Exercise Price[1]	Early Participation Exercise Ratio / Exercise Ratio[2]	New Notes
€100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (the “2018 Notes”)	XS0372143296	€100,000,000	€700	€650	70% / 65%	5 per cent. Senior Notes d with a maturity of five years from their issue date to be issued under the Issuer’s Programme
€50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (the “September 2020 Notes”)	XS0542283097	€50,000,000	€700	€650	70% / 65%
€200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (the “December 2020 Notes”)	XS0570270370	€200,000,000	€700	€650	70% / 65%
€160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (the “Perpetual Notes”)	XS0400411681	€160,000,000	€300	€250	30% / 25%

[1]	Amount per €1,000 in nominal amount of Existing Notes.
[2]	Accrued Interest on the Existing Notes (other than the Perpetual Notes) shall also be paid.

NOTICE IS HEREBY GIVEN that separate meetings (each a “Meeting” and together the “Meetings”) of the Noteholders of each Series convened by the Issuer will be held on 21 October 2017 in the presence of a notary public for the purpose of considering and, if thought fit, passing the following resolution which will, in respect of each Series, be proposed as an Extraordinary Resolution in accordance with the provisions of the agency agreement relating to such Series, as modified, supplemented and/or restated from time to time up to the date of issue of the relevant Series (together, the “Agency Agreements”), made between, inter alios, (i) in respect of the 2018 Notes, the September 2020 Notes and the December 2020 Notes, the Issuer and Citibank, N.A., London Branch (“Citibank”); and (ii) in respect of the Perpetual Notes, the Issuer and BNP Paribas Securities Services, Luxembourg (“BNPSS” and together with Citibank, the “Fiscal Agents” and each, a “Fiscal Agent”).

The Meetings in respect of each Series will be held at the offices of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia, at Via Cassa di Risparmio, 15, 16123 Genoa (Italy) - on 21 October 2017. The first Meeting (in respect of the 2018 Notes) will commence at 5.00 p.m., with subsequent meetings in respect of each other Series (in order of ascending ISIN number) being held at 15 minute intervals thereafter or after the completion of the preceding Meeting (whichever is later). In respect of a Meeting, if the quorum is not present within fifteen minutes of the commencement of such Meeting, the Meeting shall be adjourned to 6 November 2017 and held at the same time, intervals and location as the initial Meeting.

Capitalised terms used but not defined in this Notice have the meanings given to them in the Agency Agreements or the terms and conditions of the relevant series of Notes (the “Existing Notes Conditions”).

EXTRAORDINARY RESOLUTION OF THE 2018 NOTES

“THAT this Meeting of the Noteholders of the presently outstanding €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia (the “Notes” and the “Issuer” respectively) having the benefit of the agency agreement dated 20 June 2007, as modified, supplemented and/or restated from time to time (the “Agency Agreement”), made between, inter alios, the Issuer and Citibank, N.A., London Branch as fiscal agent (the “Fiscal Agent”) hereby:

1.	assents to and sanctions the modification of the Conditions of the Notes by the insertion of the following new Condition 17:

“Condition 17

(i)

Subject to the Successful Outcome of the Capital Raising and satisfaction or waiver of the Consent Condition, on the Settlement Date (such date and the satisfaction of the Consent Condition having been notified to Noteholders in accordance with Condition 13 (Notices)) all of the outstanding Notes that have not been accepted by the Issuer for exchange pursuant to the Exchange Offer (the “Unexchanged Notes”) shall be cancelled, all of the rights of those Noteholders under the Unexchanged Notes, and all of the Issuer’s liabilities and obligations to those Noteholders under the Unexchanged Notes, shall be irrevocably cancelled and released, in each case in consideration of:

(a)

(i) the delivery to each Eligible Noteholder of an aggregate nominal amount of New Notes equal to the sum of (x) the aggregate nominal amount of Unexchanged Notes held by such Eligible Noteholder multiplied by the Early Participation Exercise Ratio or Exercise Ratio (as applicable in accordance with paragraph (ii) below) and (y) the Accrued Interest due to such Eligible Noteholder, with the resulting amount rounded down to the nearest multiple of €1,000; and

(ii) the payment to each Eligible Noteholder of the Rounding Amount (if any); and

(b)

the payment to each Ineligible Noteholder of an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated in accordance with (a) above and rounded to the nearest cent with a half unit rounded upwards (the “Cash Amount”), on the terms set out in this Condition 17 (the “Mandatory Cancellation”).

(ii)

For the purposes of paragraph (i) above, the Early Participation Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, on the Settlement Date to Noteholders who delivered a Consent Instruction that was validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline and not subsequently revoked. The Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, to Noteholders in all other circumstances.

(iii)

The amount of New Notes to be delivered and Cash Amount and Rounding Amounts to be paid to each Noteholder in respect of its Notes will be calculated by the Exchange and Tabulation Agent. All calculations performed by the Exchange and Tabulation Agent in connection with the Mandatory Cancellation will, in the absence of manifest error, be conclusive and binding on Noteholders.

(iv)

This Condition 17 shall apply notwithstanding any other contrary provision of the Conditions. In the event of any inconsistency between this Condition 17 and any other provision of the Conditions, this Condition 17 shall prevail.

(v)	For the purposes of this Condition 17, the following terms shall have the following meanings:

Accrued Interest

The amount of accrued but unpaid interest in respect of the Notes from (and including) the interest payment date of the Notes immediately preceding the Settlement Date to (but excluding) the Settlement Date, calculated in accordance with these Conditions.

Beneficial Owner

A person who is the owner, either directly or indirectly, of an interest in a particular nominal amount of the Notes, as shown in the records of Euroclear or Clearstream, Luxembourg as at the Record Date or their Direct Participants.

Capital Raising	The share capital increase of the Issuer resolved upon by its extraordinary shareholders meeting on 28 September 2017 and announced to the public by way of a press releases on 28 September 2017.

Chairman	The appointed Chairman at any Meeting.

Clearing Systems	Euroclear and Clearstream, Luxembourg (each a “Clearing System”).

Consent Condition

The condition which must be satisfied or waived in order for the Mandatory Cancellation of the Unexchanged Notes to take place, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Consent Instruction

The electronic consent and blocking instruction in the form specified in the Notice of Meetings and which shall include a vote in favour of the Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Consent Solicitation.

Direct Participant	Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as a Noteholder of an interest in the Notes.

Early Instruction Deadline	4.00 p.m. (CET) on 11 October 2017.

Early Participation Exercise Price	€700 per €1,000 in nominal amount of Existing Notes.

Early Participation Exercise Ratio	70 per cent.

Eligible Noteholder

A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction is the Beneficial Owner of an aggregate nominal amount of Notes which is equal to or greater than the Minimum Exchange Amount.

Exchange and Tabulation Agent	Lucid Issuer Services Limited in its capacity as exchange and tabulation agent in respect of all series of the Existing Notes.

Exchange Offer

The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) of each Series of Existing Notes to offer to exchange their Existing Notes for New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Exercise Price	€650 per €1,000 in nominal amount of Existing Notes.

Exercise Ratio	65 per cent.

Existing Notes

(i)     €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) (the “2018 Notes”)

(ii)    €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097) (the “September 2020 Notes”);

(iii)  €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) (the “December 2020 Notes”);

(iv) €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) (the “Perpetual Notes”);

Extraordinary Resolution(s)	The Extraordinary Resolution relating to the Notes set out in the Notice of Meetings.

Ineligible Noteholder	A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction does not hold the Minimum Exchange Amount.

Mandatory Cancellation	The mandatory cancellation of the Unexchanged Notes pursuant to this Condition 17.

Meeting(s)

In respect of each Series, the meeting of the Noteholders of the relevant Series convened by the Notice of Meetings, to consider and, if thought fit, approve the Extraordinary Resolution in respect of such Series (and if such meeting is adjourned, then any such adjourned meeting).

Minimum Exchange Amount

The minimum aggregate nominal amount of an individual Series of Existing Notes that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes

The 5 per cent. Senior Notes with a maturity of five years from their issue date which the Issuer intends to issue pursuant to its Programme, the aggregate nominal amount of which shall be determined by the Issuer and announced following the Meeting.

New Notes Issue Price	The price at which New Notes will be issued, being 100 per cent. Of their aggregate nominal amount.

Notice of Meetings

The notice convening the Meetings and setting out the Extraordinary Resolution in respect of the Notes dated 29 September 2017, the form of which is set out in Annex I (Form of Notice of Meetings) to the Information Memorandum.

Record Date	The date falling 7 Business Days prior to the Meetings.

Restricted Noteholder

A Noteholder who does not comply with the Offer and Distribution Restrictions or who is otherwise a person to whom the Exchange Offer and/or the Consent Solicitation cannot lawfully be made and who therefore may not lawfully participate in the Exchange Offer and/or the Consent Solicitation.

Rounding Amount

The amount in cash to be paid in euros by the Issuer on the Settlement Date to Eligible Noteholders pursuant to the Exchange Offer or upon Mandatory Cancellation of Existing Notes for any fractional portion of the aggregate nominal amount of New Notes which such Eligible Noteholder would otherwise be entitled to receive, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), that is not an integral multiple of €1,000 (such amount being rounded to the nearest €0.01 with half a euro cent being rounded upwards).

Noteholder	A holder of Notes, which shall for the purposes of this Condition 17 unless the context otherwise requires include:

(i) each Direct Participant in respect of the relevant series of Existing Notes;

(ii) any broker, dealer, commercial bank, trust company, custodian or other nominee or intermediary who holds Existing Notes on behalf of a Beneficial Owner; and

(iii) each Beneficial Owner of the Existing Notes and holders who hold beneficial interests in Existing Notes through a Clearing System or another intermediary.

Settlement Date	The date on which the settlement of the Exchange Offer and the Mandatory Cancellation takes place and which is expected to be on or about 15 December 2017, or any other date as further communicated.

Successful Outcome of the Capital Raising	Subscriptions having been received pursuant to the Capital Raising for an amount at least equal to Euro 500,000,000.”

2.

sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders appertaining to the Notes against the Issuer, whether or not such rights arise under the Agency Agreement, involved in or resulting from or to be effected by, the modifications and other arrangements referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

3.	authorises, directs, requests and empowers the Fiscal Agent to:

(a)

concur in the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution and, in order to give effect to and to implement the modifications referred to in paragraph 1, on or shortly after the passing of this Extraordinary Resolution to execute a supplemental agency agreement (the “Supplemental Agency Agreement”) in the form of the draft produced to this Meeting and for the purpose of identification signed by the Chairman thereof with such amendments (if any) thereto as the Fiscal Agent shall require; and

(b)

concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary, desirable or appropriate, in the sole and absolute discretion of the Fiscal Agent, to carry out and give effect to this Extraordinary Resolution and the implementation of the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution;

4.

authorises the Exchange and Tabulation Agent to arrange for any Notes not previously blocked, to be blocked in the Clearing Systems, from the date on which this Extraordinary Resolution is passed, to facilitate the settlement of the Mandatory Cancellation on the Settlement Date;

5.

discharges and exonerates the Fiscal Agent from all liability for which either of them may have become or may become responsible under the Notes or the Agency Agreement relating to the Notes in respect of any act or omission in connection with the modifications and other arrangements referred to in paragraphs 1 to 4 of this Extraordinary Resolution, their implementation, or this Extraordinary Resolution or the giving effect to the Mandatory Cancellation of the Notes referred to above;

6.	declares that the implementation of this Extraordinary Resolution shall be conditional on the passing of this Extraordinary Resolution and subject to the Consent Condition being satisfied; and

7.	acknowledges that the Issuer may at any time waive the Consent Condition.

EXTRAORDINARY RESOLUTION OF THE SEPTEMBER 2020 NOTES

“THAT this Meeting of the Noteholders of the presently outstanding €50,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 17 September 2020 (ISIN: XS0542283097) of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia (the “Notes” or the “Existing Notes” and the “Issuer” respectively) having the benefit of the agency agreement dated 5 November 2009, as modified, supplemented and/or restated from time to time (the “Agency Agreement”), made between, inter alios, the Issuer and Citibank, N.A., London Branch as fiscal agent (the “Fiscal Agent”) hereby:

1.	assents to and sanctions the modification of the Conditions of the Notes by the insertion of the following new Condition 17:

“Condition 17

(i)

Subject to the Successful Outcome of the Capital Raising satisfaction or waiver of the Consent Condition, on the Settlement Date (such date and the satisfaction or waiver of the Consent Condition having been notified to Noteholders in accordance with Condition 13 (Notices)) all of the outstanding Notes that have not been accepted by the Issuer for exchange pursuant to the Exchange Offer (the “Unexchanged Notes”) shall be cancelled, all of the rights of those Noteholders under the Unexchanged Notes, and all of the Issuer’s liabilities and obligations to those Noteholders under the Unexchanged Notes, shall be irrevocably cancelled and released, in each case in consideration of:

(a)

(i) the delivery to each Eligible Noteholder of an aggregate nominal amount of New Notes equal to the sum of (x) the aggregate nominal amount of Unexchanged Notes held by such Eligible Noteholder multiplied by the Early Participation Exercise Ratio or Exercise Ratio (as applicable in accordance with paragraph (ii) below) and (y) the Accrued Interest due to such Eligible Noteholder, with the resulting amount rounded down to the nearest multiple of €1,000; and

(ii) the payment to each Eligible Noteholder of the Rounding Amount (if any); and

(b)

the payment to each Ineligible Noteholder of an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated in accordance with (a) above and rounded to the nearest cent with a half unit rounded upwards (the “Cash Amount”), on the terms set out in this Condition 17 (the “Mandatory Cancellation”).

(ii)

For the purposes of paragraph (i) above, the Early Participation Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, on the Settlement Date to Noteholders who delivered a Consent Instruction that was validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline and not subsequently revoked. The Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, to Noteholders in all other circumstances.

(iii)

The amount of New Notes to be delivered and Cash Amount and Rounding Amounts to be paid to each Noteholder in respect of its Notes will be calculated by the Exchange and Tabulation Agent. All calculations performed by the Exchange and Tabulation Agent in connection with the Mandatory Cancellation will, in the absence of manifest error, be conclusive and binding on Noteholders.

(iv)

This Condition 17 shall apply notwithstanding any other contrary provision of the Conditions. In the event of any inconsistency between this Condition 17 and any other provision of the Conditions, this Condition 17 shall prevail.

(v)	For the purposes of this Condition 17, the following terms shall have the following meanings:

Accrued Interest

The amount of accrued but unpaid interest in respect of the Notes from (and including) the interest payment date of the Notes immediately preceding the Settlement Date to (but excluding) the Settlement Date, calculated in accordance with these Conditions.

Beneficial Owner

A person who is the owner, either directly or indirectly, of an interest in a particular nominal amount of the Notes, as shown in the records of Euroclear or Clearstream, Luxembourg on the Record Date or their Direct Participants.

Capital Raising	The share capital increase of the Issuer resolved upon by its extraordinary shareholders meeting on 28 September 2017 and announced to the public by way of a press release on 28 September 2017.

Chairman	The appointed Chairman at any Meeting.

Clearing Systems	Euroclear and Clearstream, Luxembourg (each a “Clearing System”).

Consent Condition

The condition which must be satisfied or waived in order for the Mandatory Cancellation of the Unexchanged Notes to take place, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Consent Instruction

The electronic consent and blocking instruction in the form specified in the Notice of Meetings and which shall include a vote in favour of the Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Consent Solicitation.

Direct Participant	Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as a Noteholder of an interest in the Notes.

Early Instruction Deadline	4.00 p.m. (CET) on 11 October 2017.

Early Participation Exercise Price	€700 per €1,000 in nominal amount of Existing Notes.

Early Participation Exercise Ratio	70 per cent

Eligible Noteholder

A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction is the Beneficial Owner of an aggregate nominal amount of Notes which is equal to or greater than the Minimum Exchange Amount.

Exchange and Tabulation Agent	Lucid Issuer Services Limited in its capacity as exchange and tabulation agent in respect of all series of the Existing Notes.

Exchange Offer

The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) of each Series of Existing Notes to offer to exchange their Existing Notes for New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Exercise Price	€650 per €1,000 in nominal amount of Existing Notes.

Exercise Ratio	65 per cent

Existing Notes	(i) €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) (the “2018 Notes”)

(ii)    €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097) (the “September 2020 Notes”);

(iii)  €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) (the “December 2020 Notes”);

(iv)   €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) (the “Perpetual Notes”);

Extraordinary Resolution(s)	The Extraordinary Resolution relating to the Notes set out in the Notice of Meetings.

Ineligible Noteholder	A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction does not hold the Minimum Exchange Amount.

Mandatory Cancellation	The mandatory cancellation of the Unexchanged Notes pursuant to this Condition 17.

Meeting(s)

In respect of each Series, the meeting of the Noteholders of the relevant Series convened by the Notice of Meetings, to consider and, if thought fit, approve the Extraordinary Resolution in respect of such Series (and if such meeting is adjourned, then any such adjourned meeting).

Minimum Exchange Amount

The minimum aggregate nominal amount of an individual Series of Existing Notes that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes

The 5 per cent. Senior Notes with a maturity of five years from their issue date which the Issuer intends to issue pursuant to its Programme, the aggregate nominal amount of which shall be determined by the Issuer and announced following the Meeting.

New Notes Issue Price	The price at which New Notes will be issued, being 100 per cent. of their aggregate nominal amount.

Notice of Meetings

The notice convening the Meetings and setting out the Extraordinary Resolution in respect of the Notes dated 29 September 2017, the form of which is set out in Annex I (Form of Notice of Meetings) to the Information Memorandum.

Record Date	The date falling 7 Business Days prior to the Meetings.

Restricted Noteholder

A Noteholder who does not comply with the Offer and Distribution Restrictions or who is otherwise a person to whom the Exchange Offer and/or the Consent Solicitation cannot lawfully be made and who therefore may not lawfully participate in the Exchange Offer and/or the Consent Solicitation.

Rounding Amount

The amount in cash to be paid in euros by the Issuer on the Settlement Date to Eligible Noteholders pursuant to the Exchange Offer or upon Mandatory Cancellation of Existing Notes for any fractional portion of the aggregate nominal amount of New Notes which such Eligible

Noteholder would otherwise be entitled to receive, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), that is not an integral multiple of €1,000 (such amount being rounded to the nearest €0.01 with half a euro cent being rounded upwards).

Noteholder	A holder of Notes, which shall for the purposes of this Condition 17 unless the context otherwise requires include:

(i) each Direct Participant in respect of the relevant series of Existing Notes;

(ii) any broker, dealer, commercial bank, trust company, custodian or other nominee or intermediary who holds Existing Notes on behalf of a Beneficial Owner; and

(iii) each Beneficial Owner of the Existing Notes and holders who hold beneficial interests in Existing Notes through a Clearing System or another intermediary.

Settlement Date	The date on which the settlement of the Exchange Offer and Mandatory Cancellation takes place and which is expected to be on or about 15 December 2017, or any other date as further communicated.

Successful Outcome of the Capital Raising	Subscriptions having been received pursuant to the Capital Raising for an amount at least equal to Euro 500,000,000.”

2.

sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders appertaining to the Notes against the Issuer, whether or not such rights arise under the Agency Agreement, involved in or resulting from or to be effected by, the modifications and other arrangements referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

3.	authorises, directs, requests and empowers the Fiscal Agent to:

(a)

concur in the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution and, in order to give effect to and to implement the modifications referred to in paragraph 1, on or shortly after the passing of this Extraordinary Resolution to execute a supplemental agency agreement (the “Supplemental Agency Agreement”) in the form of the draft produced to this Meeting and for the purpose of identification signed by the Chairman thereof with such amendments (if any) thereto as the Fiscal Agent shall require; and

(b)

concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary, desirable or appropriate, in the sole and absolute discretion of the Fiscal Agent, to carry out and give effect to this Extraordinary Resolution and the implementation of the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution;

4.

authorises the Exchange and Tabulation Agent to arrange for any Existing Notes not previously blocked, to be blocked in the Clearing Systems, from the date on which this Extraordinary Resolution is passed, to facilitate the settlement of the Mandatory Cancellation on the Settlement Date;

5.

discharges and exonerates the Fiscal Agent from all liability for which either of them may have become or may become responsible under the Existing Notes or the Agency Agreement relating to the Existing Notes in respect of any act or omission in connection with the modifications and other arrangements referred to in paragraphs 1 to 4 of this Extraordinary Resolution, their implementation, or this Extraordinary Resolution or the giving effect to the Mandatory Cancellation of the Notes referred to above;

6.	declares that the implementation of this Extraordinary Resolution shall be conditional on the passing of this Extraordinary Resolution and subject to the Consent Condition being satisfied; and

7.	acknowledges that the Issuer may at any time waive the Consent Condition.

EXTRAORDINARY RESOLUTION OF THE DECEMBER 2020 NOTES

“THAT this Meeting of the Noteholders of the presently outstanding €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia (the “Notes” or “Existing Notes” and the “Issuer” respectively) having the benefit of the agency agreement dated 16 November 2010, as modified, supplemented and/or restated from time to time (the “Agency Agreement”), made between, inter alios, the Issuer and Citibank, N.A., London Branch as fiscal agent (the “Fiscal Agent”) hereby:

1.	assents to and sanctions the modification of the Conditions of the Notes by the insertion of the following new Condition 17:

“Condition 17

(i)

Subject to the Successful Outcome of the Capital Raising and satisfaction or waiver of the Consent Condition, on the Settlement Date (such date and the satisfaction of the Consent Condition having been notified to Noteholders in accordance with Condition 13 (Notices)) all of the outstanding Notes that have not been accepted by the Issuer for exchange pursuant to the Exchange Offer (the “Unexchanged Notes”) shall be cancelled, all of the rights of those Noteholders under the Unexchanged Notes, and all of the Issuer’s liabilities and obligations to those Noteholders under the Unexchanged Notes, shall be irrevocably cancelled and released, in each case in consideration of:

(a)

(i) the delivery to each Eligible Noteholder of an aggregate nominal amount of New Notes equal to the sum of (x) the aggregate nominal amount of Unexchanged Notes held by such Eligible Noteholder multiplied by the Early Participation Exercise Ratio or Exercise Ratio (as applicable in accordance with paragraph (ii) below) and (y) the Accrued Interest due to such Eligible Noteholder, with the resulting amount rounded down to the nearest multiple of €1,000; and

(ii) the payment to each Eligible Noteholder of the Rounding Amount (if any); and

(b)

the payment to each Ineligible Noteholder of an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated in accordance with (a) above and rounded to the nearest cent with a half unit rounded upwards (the “Cash Amount”), on the terms set out in this Condition 17 (the “Mandatory Cancellation”).

(ii)

For the purposes of paragraph (i) above, the Early Participation Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, on the Settlement Date to Noteholders who delivered a Consent Instruction that was validly received by the Exchange and Tabulation Agent on or prior to the Early Instruction Deadline and not subsequently revoked. The Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, to Noteholders in all other circumstances.

(iii)

The amount of New Notes to be delivered and Cash Amount and Rounding Amounts to be paid to each Noteholder in respect of its Notes will be calculated by the Exchange and Tabulation Agent. All calculations performed by the Exchange and Tabulation Agent in connection with the Mandatory Cancellation will, in the absence of manifest error, be conclusive and binding on Noteholders.

(iv)

This Condition 17 shall apply notwithstanding any other contrary provision of the Conditions. In the event of any inconsistency between this Condition 17 and any other provision of the Conditions, this Condition 17 shall prevail.

(v)	For the purposes of this Condition 17, the following terms shall have the following meanings:

Accrued Interest

The amount of accrued but unpaid interest in respect of the Notes from (and including) the interest payment date of the Notes immediately preceding the Settlement Date to (but excluding) the Settlement Date, calculated in accordance with these Conditions.

Beneficial Owner

A person who is the owner, either directly or indirectly, of an interest in a particular nominal amount of the Notes, as shown in the records of Euroclear or Clearstream, Luxembourg on the Record Date or their Direct Participants.

Capital Raising	The share capital increase of the Issuer resolved upon by its shareholding meeting on 28 September 2017 and announced to the public by way of a press release on 28 September 2017.

Chairman	The appointed Chairman at any Meeting.

Clearing Systems	Euroclear and Clearstream, Luxembourg (each a “Clearing System”).

Consent Condition

The condition which must be satisfied or waived in order for the Mandatory Cancellation of the Unexchanged Notes to take place, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Consent Instruction

The electronic consent and blocking instruction in the form specified in the Notice of Meetings and which shall include a vote in favour of the Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Consent Solicitation.

Direct Participant	Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as a Noteholder of an interest in the Notes.

Early Instruction Deadline	4.00 p.m. (CET) on 11 October 2017.

Early Participation Exercise Price	€700 per €1,000 in nominal amount of Existing Notes.

Early Participation Exercise Ratio	70 per cent

Eligible Noteholder

A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction is the Beneficial Owner of an aggregate nominal amount of Notes which is equal to or greater than the Minimum Exchange Amount.

Exchange and Tabulation Agent	Lucid Issuer Services Limited in its capacity as exchange and tabulation agent in respect of all series of the Existing Notes.

Exchange Offer

The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) of each Series of Existing Notes to offer to exchange their Existing Notes for New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Exercise Price	€650 per €1,000 in nominal amount of Existing Notes.

Exercise Ratio	65 per cent

Existing Notes

(i)     €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) (the “2018 Notes”)

(ii)    €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097) (the “September 2020 Notes”);

(iii)  €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) (the “December 2020 Notes”);

(iv)   €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) (the “Perpetual Notes”);

Extraordinary Resolution(s)	The Extraordinary Resolution relating to the Notes set out in the Notice of Meetings.

Ineligible Noteholder	A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction does not hold the Minimum Exchange Amount.

Mandatory Cancellation	The mandatory cancellation of the Unexchanged Notes pursuant to this Condition 17.

Meeting(s)

In respect of each Series, the meeting of the Noteholders of the relevant Series convened by the Notice of Meetings, to consider and, if thought fit, approve the Extraordinary Resolution in respect of such Series (and if such meeting is adjourned, then any such adjourned meeting).

Minimum Exchange Amount

The minimum aggregate nominal amount of an individual Series of Existing Notes that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes

The 5 per cent. Senior Notes with a maturity of five years from their issue date which the Issuer intends to issue pursuant to its Programme, the aggregate nominal amount of which shall be determined by the Issuer announced following the Meeting.

New Notes Issue Price	The price at which New Notes will be issued, being 100 per cent. of their aggregate nominal amount.

Notice of Meetings

The notice convening the Meetings and setting out the Extraordinary Resolution in respect of the Notes dated 29 September 2017, the form of which is set out in Annex I (Form of Notice of Meetings) to the Information Memorandum.

Record Date	The date falling 7 Business Days prior to the Meetings.

Restricted Noteholder

A Noteholder who does not comply with the Offer and Distribution Restrictions or who is otherwise a person to whom the Exchange Offer and/or the Consent Solicitation cannot lawfully be made and who therefore may not lawfully participate in the Exchange Offer and/or the Consent Solicitation.

Rounding Amount

The amount in cash to be paid in euros by the Issuer on the Settlement Date to Eligible Noteholders pursuant to the Exchange Offer or upon Mandatory Cancellation of Existing Notes for any fractional portion of the aggregate nominal amount of New Notes which such Eligible Noteholder would otherwise be entitled to receive, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), that is not an integral multiple of €1,000 (such amount being rounded to the nearest €0.01 with half a euro cent being rounded upwards).

Noteholder	A holder of Notes, which shall for the purposes of this Condition 17 unless the context otherwise requires include:

(i) each Direct Participant in respect of the relevant series of Existing Notes;

(ii) any broker, dealer, commercial bank, trust company, custodian or other nominee or intermediary who holds Existing Notes on behalf of a Beneficial Owner; and

(iii) each Beneficial Owner of the Existing Notes and holders who hold beneficial interests in Existing Notes through a Clearing System or another intermediary.

Settlement Date	The date on which the settlement of the Exchange Offer and the Mandatory Cancellation takes place and which is expected to be on or about 15 December 2017, or any other date as further communicated.

Successful Outcome of the Capital Raising	Subscriptions having been received pursuant to the Capital Raising for an amount at least equal to Euro 500,000,000.

2.

sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders appertaining to the Notes against the Issuer, whether or not such rights arise under the Agency Agreement, involved in or resulting from or to be effected by, the modifications and other arrangements referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

3.	authorises, directs, requests and empowers the Fiscal Agent to:

(a)

concur in the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution and, in order to give effect to and to implement the modifications referred to in paragraph 1, on or shortly after the passing of this Extraordinary Resolution to execute a supplemental agency agreement (the “Supplemental Agency Agreement”) in the form of the draft produced to this Meeting and for the purpose of identification signed by the Chairman thereof with such amendments (if any) thereto as the Fiscal Agent shall require; and

(b)

concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary, desirable or appropriate, in the sole and absolute discretion of the Fiscal Agent, to carry out and give effect to this Extraordinary Resolution and the implementation of the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution;

4.

authorises the Exchange and Tabulation Agent to arrange for any Existing Notes not previously blocked, to be blocked in the Clearing Systems, from the date on which this Extraordinary Resolution is passed, to facilitate the settlement of the Mandatory Cancellation on the Settlement Date;

5.

discharges and exonerates the Fiscal Agent from all liability for which either of them may have become or may become responsible under the Existing Notes or the Agency Agreement relating to the Existing Notes in respect of any act or omission in connection with the modifications and other arrangements referred to in paragraphs 1 to 4 of this Extraordinary Resolution, their implementation, or this Extraordinary Resolution or the giving effect to the Mandatory Cancellation of the Notes referred to above;

6.	declares that the implementation of this Extraordinary Resolution shall be conditional on the passing of this Extraordinary Resolution and subject to the Consent Condition being satisfied; and

7.	acknowledges that the Issuer may at any time waive the Consent Condition.

EXTRAORDINARY RESOLUTION OF THE PERPETUAL NOTES

“THAT this Meeting of the Noteholders of the presently outstanding €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia (the “Notes” or “Existing Notes” and the “Issuer” respectively) having the benefit of the fiscal agency agreement dated 4 December 2008, as modified, supplemented and/or restated from time to time (the “Agency Agreement”), made between, inter alios, the Issuer and BNP Securities Services, Luxembourg as fiscal agent (the “Fiscal Agent”) hereby:

1.	assents to and sanctions the modification of the Conditions of the Notes by the insertion of the following new Condition 19:

“Condition 19

(i)

Subject to the Successful Outcome of the Capital Raising and satisfaction or waiver of the Consent Condition, on the Settlement Date (such date and the satisfaction of the Consent Condition having been notified to Noteholders in accordance with Condition 15 (Notices)) all of the outstanding Notes that have not been accepted by the Issuer for exchange pursuant to the Exchange Offer (the “Unexchanged Notes”) shall be cancelled, all of the rights of those Noteholders under the Unexchanged Notes, and all of the Issuer’s liabilities and obligations to those Noteholders under the Unexchanged Notes, shall be irrevocably cancelled and released, in each case in consideration of:

(a)

(i) the delivery to each Eligible Noteholder of an aggregate nominal amount of New Notes equal to the aggregate nominal amount of Unexchanged Notes held by such Eligible Noteholder multiplied by the Early Participation Exercise Ratio or Exercise Ratio (as applicable in accordance with paragraph (ii) below), with the resulting amount rounded down to the nearest multiple of €1,000; and

(ii) the payment to each Eligible Noteholder of the Rounding Amount (if any); and

(b)

the payment to each Ineligible Noteholder of an amount in cash in euros equivalent to the aggregate nominal amount of New Notes that such Ineligible Noteholder would have been entitled to receive pursuant to the Exchange Offer or the Mandatory Cancellation if it had been an Eligible Noteholder, calculated in accordance with (a) above and rounded to the nearest cent with a half unit rounded upwards (the “Cash Amount”), on the terms set out in this Condition 19 (the “Mandatory Cancellation”).

(ii)

For the purposes of paragraph (i) above, the Early Participation Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, on the Settlement Date to Noteholders who delivered a Consent Instruction that was validly received by the Exchange and Tabulation Agent on or prior to the Early

Instruction Deadline and not subsequently revoked. The Exercise Ratio will be used to calculate the relevant amount of New Notes to be delivered or the Cash Amount to be paid, as applicable, to Noteholders in all other circumstances.

(iii)

The amount of New Notes to be delivered and Cash Amount and Rounding Amounts to be paid to each Noteholder in respect of its Notes will be calculated by the Exchange and Tabulation Agent. All calculations performed by the Exchange and Tabulation Agent in connection with the Mandatory Cancellation will, in the absence of manifest error, be conclusive and binding on Noteholders.

(iv)

This Condition 19 shall apply notwithstanding any other contrary provision of the Conditions. In the event of any inconsistency between this Condition 19 and any other provision of the Conditions, this Condition 19 shall prevail.

(v)	For the purposes of this Condition 19, the following terms shall have the following meanings:

Beneficial Owner

A person who is the owner, either directly or indirectly, of an interest in a particular nominal amount of the Notes, as shown in the records of Euroclear or Clearstream, Luxembourg on the Record Date or their Direct Participants.

Capital Raising	The share capital increase of the Issuer resolved upon by its extraordinary shareholders meeting on 28 September 2017 and announced to the public by way of a press release on 28 September 2017.

Chairman	The appointed Chairman at any Meeting.

Clearing Systems	Euroclear and Clearstream, Luxembourg (each a “Clearing System”).

Consent Condition

The condition which must be satisfied or waived in order for the Mandatory Cancellation of the Unexchanged Notes to take place, being the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes.

Consent Instruction

The electronic consent and blocking instruction in the form specified in the Notice of Meetings and which shall include a vote in favour of the relevant Extraordinary Resolution, for submission by Direct Participants to the Exchange and Tabulation Agent through the relevant Clearing System and in accordance with the requirements of such Clearing System in order for Noteholders to participate in the Consent Solicitation.

Early Instruction Deadline	4.00 p.m. (CET) on 11 October 2017.

Early Participation Exercise Price	€300 per €1,000 in nominal amount of Existing Notes.

Early Participation Exercise Ratio	30 per cent.

Eligible Noteholder

A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction is the Beneficial Owner of an aggregate nominal amount of Notes which is equal to or greater than the Minimum Exchange Amount.

Exchange and Tabulation Agent	Lucid Issuer Services Limited in its capacity as exchange and tabulation agent in respect of all series of Existing Notes.

Exchange Offer	The invitation by the Issuer to Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Exchange Offer can be lawfully made and who may lawfully participate in the Exchange Offer) of each Series of Existing Notes to offer to exchange their Existing Notes for New Notes in accordance with the terms and conditions set out in this Information Memorandum.

Exercise Price	€250 per €1,000 in nominal amount of Existing Notes.

Exercise Ratio	25 per cent.

Existing Notes

(i)     €100,000,000 Tier 2 Subordinated Fixed/Floating Rate Notes due 19 June 2018 (ISIN: XS0372143296) (the “2018 Notes”)

(ii)    €50,000,000 Tier 2 Subordinated 5.70 per cent. Notes due 17 September 2020 (ISIN: XS0542283097) (the “September 2020 Notes”);

(iii)  €200,000,000 Tier 2 Subordinated 7.321 per cent. Notes due 20 December 2020 (ISIN: XS0570270370) (the “December 2020 Notes”);

€160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681) (the “Perpetual Notes”);

Extraordinary Resolution(s)	The Extraordinary Resolution relating to the Notes set out in the Notice of Meetings.

Ineligible Noteholder	A Noteholder who at the time of the submission of an Exchange Instruction or Consent Instruction does hold the Minimum Exchange Amount.

Mandatory Cancellation	The mandatory cancellation of the Unexchanged Notes pursuant to this Condition 19.

Meeting(s)

In respect of each Series, the meeting of the Noteholders of the relevant Series convened by the Notice of Meetings, to consider and, if thought fit, approve the Extraordinary Resolution in respect of such Series (and if such meeting is adjourned, then any such adjourned meeting).

Minimum Exchange Amount

The minimum aggregate nominal amount of an individual Series of Existing Notes that a Noteholder needs to hold in order that, after the application of the relevant Early Participation Exercise Ratio or the relevant Exercise Ratio, as applicable, to its Existing Notes it will be eligible to receive at least €100,000 in aggregate nominal amount of New Notes on the Settlement Date.

New Notes

The 5 per cent. Senior Notes with a maturity of five years from their issue date which the Issuer intends to issue pursuant to its Programme, the aggregate nominal amount of which shall be determined by the Issuer and announced following the Meeting.

New Notes Issue Price	The price at which New Notes will be issued, being 100 per cent. of their aggregate nominal amount.

Notice of Meetings

The notice convening the Meetings and setting out the Extraordinary Resolution in respect of the Notes dated 29 September 2017, the form of which is set out in Annex I (Form of Notice of Meetings) to the Information Memorandum.

Perpetual Notes	The €160,000,000 8.338 per cent. Perpetual Subordinated Fixed/Floating Rate Notes (ISIN: XS0400411681).

Record Date	The date falling 7 Business Days prior to the Meetings.

Restricted Noteholder

A Noteholder who does not comply with the Offer and Distribution Restrictions or who is otherwise a person to whom the Exchange Offer and/or the Consent Solicitation cannot lawfully be made and who therefore may not lawfully participate in the Exchange Offer and/or the Consent Solicitation.

Rounding Amount

The amount in cash to be paid in euros by the Issuer on the Settlement Date to Eligible Noteholders pursuant to the Exchange Offer or upon Mandatory Cancellation of Existing Notes for any fractional portion of the aggregate nominal amount of New Notes which such Eligible Noteholder would otherwise be entitled to receive, as a result of the application of the relevant Early Participation Exercise Ratio or relevant Exercise Ratio (as applicable), that is not an integral multiple of €1,000 (such amount being rounded to the nearest €0.01 with half a euro cent being rounded upwards).

Noteholder	A holder of Notes, which shall for the purpose of this Condition 19 unless the context otherwise requires include:

(i) each Direct Participant in respect of the Existing Notes;

(ii) any broker, dealer, commercial bank, trust company, custodian or other nominee or intermediary who holds Existing Notes on behalf of a Beneficial Owner; and

(iii) each Beneficial Owner of the Existing Notes and holders who hold beneficial interests in Existing Notes through a Clearing System or another intermediary.

Settlement Date	The date on which the settlement of the Exchange Offer and the Mandatory Cancellation takes place and which is expected on or about 15 December 2017, or any other date as further communicated.

Successful Outcome of the Capital Raising	Subscriptions having been received pursuant to the Capital Raising for an amount at least equal to Euro 500,000,000.”

2.

sanctions every abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders appertaining to the Notes against the Issuer, whether or not such rights arise under the Agency Agreement, involved in or resulting from or to be effected by, the modifications and other arrangements referred to in paragraph 1 of this Extraordinary Resolution and their implementation;

3.	authorises, directs, requests and empowers the Fiscal Agent to:

(a)

concur in the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution and, in order to give effect to and to implement the modifications referred to in paragraph 1, on or shortly after the passing of this Extraordinary Resolution to execute a supplemental agency agreement (the “Supplemental Agency Agreement”) in the form of the draft produced to this Meeting and for the purpose of identification signed by the Chairman thereof with such amendments (if any) thereto as the Fiscal Agent shall require; and

(b)

concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary, desirable or appropriate, in the sole and absolute discretion of the Fiscal Agent, to carry out and give effect to this Extraordinary Resolution and the implementation of the modifications and other arrangements referred to in paragraphs 1 and 2 of this Extraordinary Resolution;

4.

authorises the Exchange and Tabulation Agent to arrange for any Existing Notes not previously blocked, to be blocked in the Clearing Systems, from the date on which this Extraordinary Resolution is passed, to facilitate the settlement of the Mandatory Cancellation on the Settlement Date;

5.

discharges and exonerates the Fiscal Agent from all liability for which either of them may have become or may become responsible under the Existing Notes or the Agency Agreement relating to the Existing Notes in respect of any act or omission in connection with the modifications and other arrangements referred to in paragraphs 1 to 4 of this Extraordinary Resolution, their implementation, or this Extraordinary Resolution or the giving effect to the Mandatory Cancellation of the Notes referred to above;

6.	declares that the implementation of this Extraordinary Resolution shall be conditional on the passing of this Extraordinary Resolution and subject to the Consent Condition being satisfied; and

7.	acknowledges that the Issuer may at any time waive the Consent Condition.

RATIONALE AND BACKGROUND TO THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

The Exchange Offer and Consent Solicitation (together, the liability management exercise or “LME”) is being made in the context of the Capital Raising and is conditional upon the Successful Outcome of the Capital Raising. The LME and the Capital Raising are part of a broader series of transactions aimed at strengthening the Issuer’s own funds in accordance with the decisions and guidance of the European Central Bank (“ECB”) imparted following the ECB’s annual supervisory review and evaluation process (“SREP”) in relation to the Issuer in 2016. Upon completion of the SREP, on 9 December 2016 the ECB issued its final decision (“SREP Decision”), whereby it required the Issuer, among others, to decrease, gradually through the end of 2019, its exposure to non-performing loans (“NPLs”), and to maintain certain capital ratios, as described below.

With the SREP Decision, the ECB has required the Issuer to reduce its overall, maximum NPL exposure: (i) to €5.5 billion by 31 December 2017, (ii) to €4.6 billion by 31 December 2018, and (iii) to €3.7 billion by 31 December 2019. These requests have been made also considering the impact of such reduction on the Issuer’s own funds, taking into account the other requirements under the SREP Decision (described below).

The ECB Decision has also required the Issuer to maintain, on a consolidated basis:

(i)

a CET1 ratio of at least 9%, including: (a) the “Pillar I” minimum CET1 ratio of 4.5% in accordance with Regulation (EU) No. 575/2013 (“CRR”); (b) an additional own funds requirement (“Pillar II”) of 3.25%; and (c) a combined buffer requirement of 1.25%;

(ii)

a minimum total SREP capital requirement (“TSCR”) of 11.25%, including: (a) a “Pillar I” total capital requirement of 8% in accordance with the CRR; and (b) the additional own funds requirement (“Pillar II”) of 3.25% referred to under (i)(b) above. The TSCR may be subject to review following the reduction of NPLs;

(iii)	a minimum Overall Capital Requirement (“OCR”) of 12.50%, including: (a) the TSCR of 11.25%, and (b) the combined buffer requirement of 1.25%;

(iv)	an additional CET1 capital of 2.25% as “Pillar II” guidance;

(v)	a minimum Liquidity Coverage Ratio (“LCR”) of 90%;

(vi)

the following coverage ratios for its NPL portfolio: (a) 63% for those NPLs classified as defaulted loans, (b) 32% for those NPLs classified as unlikely to pay, and (c) 18% for past due exposures, this being without prejudice to the need to comply with the annual maximum aggregate amount of NPLs indicated above (i.e. €5.5 billion by December 31, 2017, €4.6 billion by December 31, 2018 and €3.7 billion by December 31, 2019).

To achieve the foregoing, the Issuer has identified, and is implementing, a number of initiatives for capital strengthening and asset-quality improvement. One of the initiatives aimed at capital strengthening is the sale by the Issuer of readily marketable assets, with a view towards asset quality improvement, and an estimated capital benefit of approximately €194 million and risk weighted assets release of 538 million. The assets identified for sale include:

(i)	premium real estate property, including the Issuer’s two most prestigious real estate assets in Corso Vittorio Emanuele, Milan, and at Via Bissolati, Rome;

(ii)	the 100% shareholding held in Creditis Servizi Finanziari S.p.A., the Issuer’s group consumer credit company;

(iii)	the business consisting in the platform to manage the collection and recovery of defaulted loans; and

(iv)	the acquiring/merchant business, relating to collection services for point of sale (POS) contracts (merchant book).

The initiatives aimed at reducing the Issuer’s and its group’s leverage and risk include the deconsolidation of bad loans, through:

(i)

the securitisation of a portfolio completed on or about 16 June 2017 that benefits from a state guarantee, the so-called GACS (Garanzia Cartolarizzazione Sofferenze), for approximately €938.3 million, granted on 9 August 2017;

(ii)	disposal of bad loans for approximately €1.4 billion by 31 December 2017,

as well as the implementation of a specific exposure management strategy in relation to loans classified as unlikely to pay (UTPs), including the disposal of approximately Euro 500 million in 2018.

In addition to the above deleveraging and derisking transactions, the Issuer believes that the Capital Raising and the LME are necessary to achieve and to preserve the necessary capital requirements. In absence of the Capital Raising and the LME, the Issuer’s CET1 ratio as at 31 December 2017 would be 7.7%. Following the Capital Raising and the LME, the Issuer’s CET1 ratio as at 31 December 2017 would be 12.4%, compared to 11.4% as at 31 December 2016.

On 27 September 2017, the Issuer has received final decision by ECB authorising, inter alia, (i) the Capital Raising up to Euro 560 million of which Euro 500 million to be implemented within 31 December 2017 and (ii) the replacement by the Issuer of the Existing Notes with new ordinary shares, in accordance with articles 77 and 78(1)(a) of the CRR and the Council Regulation (EU) No. 1024/2013, subject to the condition that the Issuer issues ordinary shares having a nominal value of least €305,894,910 in the context of the Capital Raising (such amount intended as part of the Euro 560 million Capital Raising).

On 28 September 2017, the Issuer’s extraordinary shareholders’ meeting resolved upon a divisible Capital Raising for an amount of up to Euro 560 million, of which up to Euro 500 million with pre-emption rights, granting to the Board of Directors the powers to implement it by 31 December 2017 and to determine the structure terms and conditions of the same.

The Capital Raising will be implemented through the issue of new, ordinary shares of the Issuer, with no par value, and enjoying the same dividend entitlement and other rights as the Issuer’s currently outstanding ordinary shares. In the context of the Capital Raising, the Issuer may reserve a tranche of the Capital Raising possibly for one or more categories of investors taking part in the LME (the “Reserved Tranche”) for an amount of up to Euro 60 million. The participation to the Reserved Tranche will exclusively be possible - on a voluntary basis only - as part of the Capital Raising, following publication of the offering circular/prospectus for the Capital Raising and pursuant to the procedures indicated therein, which will also determine the maximum percentage of shares that each subscriber may be entitled to receive on the Capital Raising settlement date.

The new shares issued in the context of the Capital Raising will be admitted to trading and listing on the Italian Stock Exchange and will be fungible with the Issuer’s currently listed ordinary shares and will be eligible to be calculated as part of the Issuer’s CET1 capital in compliance with Article 28 of the CRR for up to €560 million.

The Capital Raising and LME will imply an improvement of the Issuer’s CET1 ratio of 4.7% overall, of which 3.0% attributable to the Capital Raising of €500 million, and 1.7% attributable to the LME and the Reserved Tranche for approximately €59 million. Therefore, following successful completion of the Capital Raising and the LME, it is expected that the Issuer’s CET1 ratio will meet the requirements set out in the ECB’s SREP Decision.

In connection with the Capital Raising, the Issuer has entered into a pre-underwriting agreement with Credit Suisse Securities (Europe) Limited and Deutsche Bank AG, London Branch as Joint Global Coordinators and Joint Bookrunners. The pre-underwriting is subject to standard terms and conditions for transactions of this nature and to certain specific provisions, including, among others, the approval and implementation of a sustainable financial and business plan, including implementation of the foregoing disposal of assets and other potential additional capital management transactions, as well as investors’ feedback conductive to the envisaged capital increase. Provided that all conditions are satisfied to each of the Joint Global Coordinators, the pre-underwriting agreement sets forth the terms and conditions for entering into an underwriting agreement for the subscription of any newly issued shares remaining unsubscribed. Nevertheless, there is no guarantee that the Capital Raising will be subscribed for in full. Should the Capital Raising of at least Euro 500 million not be implemented by 31 December 2017 a breach of the capital requirements set out in the capital strengthening plan would be probable.

In the context of its decision, the ECB requested that, should the outcome of the LME not be in line with the targeted upside, and the capital gains from asset disposals not be able to cover the gap, the Bank will be required to submit to ECB an additional capital strengthening plan by 31 March 2018, outlining the supplementary capital measures to fill such gap.

Furthermore, the failure to execute both the Capital Increase and the LME by 31 December 2017, may have significant adverse effects on the Bank’s overall economic, capital and financial situation, with potential impacts on its capacity to operate as a going concern.

EXCHANGE OFFER

The Issuer is inviting Noteholders (subject to the Offer and Distribution Restrictions) to offer to exchange any and all of their Existing Notes for 5 per cent. Senior Notes with a maturity of five years from their issue date to be issued by the Issuer under its Programme (the “New Notes”) in accordance with the terms and conditions set out in the Information Memorandum (the “Exchange Offer”). All capitalised terms used but not defined herein regarding the Exchange Offer have the meaning ascribed to those terms in the Information Memorandum.

In order to be eligible for the application of the relevant Early Participation Exercise Ratio, Noteholders should submit Exchange Instructions by 4 .p.m. (CET) on 11 October 2017 (as the same may be extended, the “Early Instruction Deadline”). Noteholders may continue to submit Exchange Instructions after the Early Instruction Deadline but prior to the “Expiration Deadline” which is expected to be 4.00 p.m. (CET) on 18 October 2017.

Each valid Exchange Instruction shall include an instruction by the relevant Noteholder to the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent as that Noteholder’s proxy to vote in favour of the relevant Extraordinary Resolution in the Consent Solicitation described below. It will not be possible to validly offer Existing Notes for exchange in the Exchange Offer without at the same time giving such instruction to the relevant Fiscal Agent.

Subject to the Successful Outcome of the Capital Raising and satisfaction or waiver of the Exchange Offer Condition described below, (i) each Eligible Noteholder whose Existing Notes are accepted by the Issuer for exchange pursuant to the Exchange Offer will receive on the Settlement Date an aggregate nominal amount of New Notes calculated in accordance with the relevant Early Participation Exercise Ratio or relevant Exercise Ratio, as applicable and (ii) each Ineligible Noteholder shall receive a Cash Amount, as described below.

The acceptance by the Issuer of Existing Notes for exchange pursuant to the Exchange Offer is subject to the Capital Raising raising an amount at least equal to Euro 500,000,000 (the “Successful Outcome of the Capital Raising”) and the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes (the “Exchange Offer Condition”).

If the Issuer decides to accept valid offers of Existing Notes for exchange pursuant to the Exchange Offer, the Issuer will accept for exchange all of the Existing Notes of a Series that are the subject of the Exchange Offer and validly offered for exchange and there will be no scaling of any offers of Existing Notes of any Series for exchange.

CONSENT SOLICITATION

The purpose of the Consent Solicitation is to consider and, if thought fit, approve the Extraordinary Resolutions set out herein in respect of the Existing Notes (the “Proposals”). All capitalised terms used but not defined herein regarding the Consent Solicitation have the meaning ascribed to those terms in the Information Memorandum.

In order to be eligible for the application of the relevant Early Participation Exercise Ratio, Noteholders (who have not already submitted an Exchange Instruction) should submit Consent Instructions by 4 p.m. (CET) on 11 October 2017 (as the same may be extended, the “Early Instruction Deadline”). Noteholders may continue to submit Consent Instructions after the Early Instruction Deadline but prior to the “Expiration Deadline” which is expected to be 4.00 p.m. (CET) on 18 October 2017. The implementation of the Proposals and resulting Mandatory Cancellation in respect of every Series of Existing Notes is conditional on the Successful Outcome of the Capital Raising and satisfaction or waiver of the passing of the relevant Extraordinary Resolution in respect of every Series of Existing Notes (the “Consent Condition”).

If the Proposals are approved and implemented, the Supplemental Agency Agreements are executed, subject to the Successful Outcome of the Capital Raising and the Consent Condition is satisfied or waived, the Mandatory Cancellation will occur on the Settlement Date. Pursuant to the Mandatory Cancellation all of the Issuer’s liabilities and obligations under the outstanding Unexchanged Notes of the relevant Series shall be irrevocably cancelled and released in consideration of the delivery to Eligible Noteholders of the New Notes and payment to Ineligible Noteholders of the Cash Amount, as applicable, as described below.

RESTRICTED NOTEHOLDERS

Restricted Noteholder Early Participation Exercise Ratio

Any Noteholder who is not eligible to participate in the Consent Solicitation, on the basis that such Noteholder is a person to whom the Consent Solicitation cannot otherwise be lawfully made and that may not lawfully participate in the Consent Solicitation (each a “Restricted Noteholder”) may be eligible to receive New Notes or the Cash Amount in an amount calculated in accordance with a ratio equivalent to the applicable Early Participation Exercise Ratio (as described above) (the “Restricted Noteholder Early Participation Exercise Ratio”).

To be eligible for the Restricted Noteholder Early Participation Exercise Ratio to be applied to its Existing Notes pursuant to the Mandatory Cancellation, a Restricted Noteholder must deliver, or arrange to have delivered on its behalf, a valid Restricted Noteholder Instruction that is received by the Exchange and Tabulation Agent by 4.00 p.m. (CET) on 18 October 2017 (the “Ineligible Instruction Deadline”) and which is not subsequently revoked (in the limited circumstances in which such revocation is permitted).

Only a Restricted Noteholder may submit Restricted Noteholder Instructions and be eligible for the Restricted Noteholder Early Participation Exercise Ratio to be applied to its Existing Notes. By delivering, or arranging for the delivery on its behalf, of a Restricted Noteholder Instruction in accordance with the procedures described below, a Noteholder shall be deemed to agree, acknowledge and represent to the Issuer, the Exchange and Tabulation Agent, the Fiscal Agents and the Dealer Managers that it is a Restricted Noteholder. Eligibility for the Restricted Noteholder Early Participation Exercise Ratio is subject in each case to the Extraordinary Resolutions being passed at the Meeting (or any adjourned such Meeting) and implemented. Restricted Noteholders of the Existing Notes should contact their Direct Participant for information on how to attend or vote.

By submitting a Restricted Noteholder Instruction, a Restricted Noteholder may either confirm only its status as a Restricted Noteholder and waive its right to attend and vote (or be represented at) the Meeting (which is all that is required for that Restricted Noteholder to be eligible for the Restricted Noteholder Early Participation Exercise Ratio) or instruct the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent as their proxy to attend the relevant Meeting (and any adjourned such Meeting) and vote in favour of the relevant Extraordinary Resolution, and will be deemed to represent that: (a) it is a Restricted Noteholder, (b) it is not a person that is, or is directly or indirectly owned or controlled by a person that is, described or designated in (i) the most current “Specially Designated Nationals and Blocked Persons” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/sdnlist.pdf) or (ii) the Foreign Sanctions Evaders List (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/fse/fselist.pdf) or (iii) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions” (which as of the date hereof can be found at: http://eeas.europa.eu/cfsp/sanctions/consol-list/index_en.htm); or that is otherwise the subject of any sanctions administered or enforced by the United States government, the United Nations; the European Union (or any of its member states including, without limitation, the United Kingdom); any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; or the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury, the United States Department of State, the United States Department of Commerce and Her Majesty’s Treasury, other than solely by virtue of their inclusion in: (I) the most current “Sectoral Sanctions Identifications” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/ssi/ssilist.pdf) (the “SSI List”), (II) Annexes 3, 4, 5 and 6 of Council Regulation No. 833/2014, as amended by Council Regulation No. 960/2014 (the “EU Annexes”), or (III) any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes; (c) none of the Issuer, the Dealer Managers, the Fiscal Agents or the Exchange and Tabulation Agent have given it any information with respect to the relevant Extraordinary Resolution save as expressly set out in this Notice nor has any of them expressed any opinion about the term of any Extraordinary Resolution or made any recommendation to it as to whether it should participate at the Meeting or whether to vote in favour of or against (or how to vote in respect of) the relevant Extraordinary Resolution and it has made its own decision based on financial, tax or legal advice it has deemed necessary to seek and is assuming all the risks inherent in voting on the relevant Extraordinary Resolution; and (d) no information has been provided to it by the Issuer, the Dealer Managers, the Fiscal Agents, the Exchange and Tabulation Agent (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives) with regard to the tax consequences for Noteholders arising from the implementation of any Extraordinary Resolution or the receipt by it of the New Notes or the Cash Amount, as applicable, and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of Mandatory Cancellation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Dealer Managers, the Fiscal Agents, or the Exchange and Tabulation Agent (or, in each case, any of their respective agents, affiliates, directors, members, employees or representatives) or any other person in respect of such taxes and payments.

Submission of Restricted Noteholder Instructions

The submission of Restricted Noteholder Instructions will be deemed to have occurred upon receipt by the Exchange and Tabulation Agent from Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream, Luxembourg”), as applicable, of a valid instruction (an “Restricted Noteholder Instruction”) submitted in accordance with the requirements of Euroclear or Clearstream, Luxembourg, as applicable. Each such Restricted Noteholder Instruction must specify, among other things, the aggregate nominal amount of the Existing Notes to which such Restricted Noteholder Instruction relates, and that the Restricted Noteholder wishes to waive its right to attend and vote (or be represented at) the relevant Meeting, or instruct the relevant Fiscal Agent to appoint one or more representatives of the Exchange and Tabulation Agent to attend the relevant Meeting (and any adjourned such Meeting) and to vote in favour of the relevant Extraordinary Resolution. The receipt of such Restricted Noteholder Instruction by Euroclear or Clearstream, Luxembourg, as applicable, will be acknowledged in accordance with the standard practices of Euroclear or Clearstream, Luxembourg, as applicable, and will result in the blocking of the relevant Notes so that no further transfers may be effected in relation to such Notes until the earlier of (i) the date on which the relevant Restricted Noteholder Instruction is validly revoked (including their automatic revocation on the termination of the related Consent Solicitation), (ii) the Settlement Date, (iii) the announcement of the termination of the Consent Solicitation by the Issuer, and (iv) 31 December 2017.

Only Direct Participants (as defined under “Voting and Quorum” below) may submit Restricted Noteholder Instructions. Each Beneficial Owner of Notes who is a Restricted Noteholder and is not a Direct Participant, must arrange for the Direct Participant through which such Beneficial Owner of Notes who is a Restricted Noteholder holds its Notes to submit a Restricted Noteholder Instruction on its behalf to Euroclear or Clearstream, Luxembourg, as applicable, before the deadlines specified by the relevant clearing system.

Noteholders are advised to check with any bank, securities broker or other intermediary through which they hold their Existing Notes when such intermediary would need to receive instructions from a Noteholder in order for such Noteholder to submit a Restricted Noteholder Instruction by the deadline specified above. The deadlines set by any such intermediary and each clearing system for the submission and revocation of Restricted Noteholder Instructions will be earlier than the deadline specified above.

GENERAL

Subject to the Offer and Distribution Restrictions set out in the Information Memorandum, Noteholders may obtain, from the date of this Notice, a copy of the Information Memorandum from the Exchange and Tabulation Agent, the contact details for which are set out below. Copies of (i) the Agency Agreements; and (ii) the current drafts of the Supplemental Agency Agreements as referred to in the Extraordinary Resolutions set out above are also available for inspection by Noteholders (a) on and from the date of this Notice up to and including the date of the Meetings, at the specified offices of the Exchange and Tabulation Agent during normal business hours on any week day (Saturdays, Sundays and public holidays excepted) up to and including the date of the Meeting and (b) at the Meeting at the offices of Banca Carige S.p.A. – Cassa di Risparmio di Genova e Imperia, at Via Cassa di Risparmio, 15, 16123 Genoa (Italy) - for 15 minutes before the relevant Meeting. Any revised version of a draft Supplemental Agency Agreement will be made available as described above and marked to indicate changes to the draft made available on the date of this Notice, and will supersede the previous draft of the relevant document and Noteholders will be deemed to have notice of any such changes.

In accordance with normal practice, the Fiscal Agents express no opinion as to the merits of the Proposals or the Extraordinary Resolution (which it was not involved in negotiating).

The attention of Noteholders is particularly drawn to the procedures for voting, quorum and other requirements for the passing of the Extraordinary Resolution at the relevant Meeting or any meeting held following any adjournment of any Meeting, which are set out in “Voting and Quorum” below. Having regard to such requirements, Noteholders should either attend the Meeting or take steps to be represented at the Meeting (including by way of submitting Exchange Instructions, Consent Instructions or Restricted Noteholder Instructions) as soon as possible.

VOTING AND QUORUM

Only those Noteholders who hold Existing Notes, at least as at the end of the seventh Business Day prior to the date of the initial Meetings, as certified on the basis of the relevant book-entries in Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), are entitled to participate in, and vote at, the Meetings. Persons who become Noteholders after such date will not be entitled to participate in, and vote at, the Meetings. For the purposes of this Notice, “Business Day” means any day other than a Saturday or Sunday or a public holiday on which commercial banks and foreign exchange markets are open for business in London, Genoa and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (or any successor thereto) is operating.

Noteholders who have submitted and not revoked (in the limited circumstances in which revocation is permitted) a valid Exchange Instruction, Consent Instruction or Restricted Noteholder Instruction in respect of the Extraordinary Resolution by 4.00 p.m. (CET) on 18 October 2017 (the “Expiration Deadline”), by which they will have given instructions for the appointment of one or more representatives of the Exchange and Tabulation Agent as their proxy to vote in favour of the Extraordinary Resolution at the relevant Meeting (or any adjourned such Meeting), or abstain from voting (as the case may be), need take no further action to be represented at the relevant Meeting (or any such adjourned Meeting).

Noteholders who have not submitted or have submitted and subsequently revoked (in the limited circumstances in which such revocation is permitted) an Exchange Instruction, a Consent Instruction or a Restricted Noteholder Instruction in respect of the relevant Extraordinary Resolution should take note of the provisions set out below detailing how such Noteholders can attend or take steps to be represented at the Meeting (references to which, for the purpose of such provisions, include, unless the context otherwise requires, any adjourned such Meeting).

A.

A Noteholder who wishes to attend and vote at the relevant Meeting and any adjourned such Meeting in person must produce at such Meeting a valid voting certificate or certificates issued by a Fiscal Agent.

A Noteholder may obtain a voting certificate in respect of its Existing Notes from the relevant Fiscal Agent by arranging for its Existing Notes to be blocked in an account with Euroclear or Clearstream, Luxembourg (unless the Existing Note is the subject of a block voting instruction which has been issued and is outstanding in respect of the relevant Meeting or any adjourned such Meeting) not less than 48 hours before the time fixed for the Meeting (or, if applicable, any adjourned such Meeting) and within the relevant time limit specified by Euroclear or Clearstream, Luxembourg, as the case may be, upon terms that the Existing Notes will not cease to be so blocked until the first to occur of the conclusion of the relevant Meeting or any adjourned such Meeting and the surrender of the voting certificate to the Fiscal Agent and notification by the Fiscal Agent to Euroclear or Clearstream, Luxembourg, as the case may be, of such surrender or the compliance in such other manner with the rules of Euroclear or Clearstream, Luxembourg, as the case may be. For the purposes of this Notice, “48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business in London, Genoa and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (or any successor thereto) is operating such period shall be extended by one or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business as aforesaid.

A Noteholder not wishing to attend and vote at the relevant Meeting in person may either deliver the voting certificate(s) to the person whom it wishes to attend on its behalf or give a voting instruction (in the form of an electronic voting instruction (an “Electronic Voting Instruction”) in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg) to, and require the Fiscal Agent to, include the votes attributable to its Existing Notes in a block voting instruction issued by the relevant Fiscal Agent for the relevant Meeting or any adjourned such Meeting, in which case the Fiscal Agent shall appoint a proxy to attend and vote at such Meeting in accordance with such Noteholder’s instructions.

If a Noteholder wishes the votes attributable to its Existing Notes to be included in a block voting instruction for the relevant Meeting or any adjourned such Meeting, then (i) the Noteholder must arrange for its Existing Notes to be blocked in an account with Euroclear or Clearstream, Luxembourg for that purpose and (ii) Noteholder or a duly authorised person on its behalf must direct the Exchange and Tabulation Agent as to how those votes are to be cast by way of an Electronic Voting Instruction, not less than 48 hours before the time fixed for the relevant Meeting and within the time limit specified by Euroclear or Clearstream, Luxembourg, as the case may be, upon terms that the Existing Notes will not cease to be so blocked until the first to occur of (i) the conclusion of the relevant Meeting or any adjourned such Meeting and (ii) not less than 48 hours before the time for which the relevant Meeting is convened, the notification in writing of any revocation of a Noteholder’s previous instructions to the Fiscal Agent and the same then being notified in writing by the Fiscal Agent to the Issuer and the Fiscal Agent at least 24 hours before the time appointed for holding the relevant Meeting and such Existing Notes ceasing in accordance with the procedures of Euroclear or Clearstream, Luxembourg, as the case may be, and with the agreement of the Fiscal Agent to be held to its order or under its control, and that such instruction is, during the period commencing 48 hours prior to the time for which the relevant Meeting or any adjourned such Meeting is convened and within the time limit specified by Euroclear or Clearstream, Luxembourg, as the case may be, and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment.

Any Electronic Voting Instructions given may not be revoked during the period starting 48 hours before the time fixed for the relevant Meeting and within the time limit specified by Euroclear or Clearstream, Luxembourg, as the case may be, and ending at the close of such Meeting.

Each block voting instruction in respect of the Existing Notes (other than the Perpetual Notes) shall be deposited at least 24 hours before the time fixed for the Meetings at the specified office of the Fiscal Agent or such other place as the Issuer shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Issuer so requires a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Issuer nor the Fiscal Agent need not investigate or be concerned with the validity of the proxy’s appointment.

Each block voting instruction in respect of the Perpetual Notes, together with the proof of its due execution, shall be deposited at least 24 hours before the time appointed for holding the meeting at which the proxy named in the block voting propose to vote and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Fiscal Agent before the commencement of the meeting or adjourned meeting but the Fiscal Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in such block voting instruction.

For the above purposes, instructions given by Direct Participants to the Exchange and Tabulation Agent through Euroclear or Clearstream, Luxembourg will be deemed to be instructions given to the Fiscal Agent.

B.

The quorum required to consider the relevant Extraordinary Resolution with respect to a Series of the Existing Notes at each meeting (the “Meeting”) is two or more Noteholders (and one or more Noteholders in respect of the Perpetual Notes) (in each case as set out in the relevant Agency Agreement) present and holding or representing in aggregate not less than 75 per cent. in nominal amount of the Existing Notes of the relevant Series for the time being outstanding.

C.

If within 15 minutes after the time appointed for such Meeting a quorum is not present in respect of the relevant Extraordinary Resolution then the Meeting shall stand adjourned and the adjourned Meeting shall be held on 6 November 2017 (the “Adjourned Meeting”) Exchange Instructions, Consent Instructions, Restricted Noteholder Instructions and forms of proxies which are submitted in accordance with the procedures set out herein and which have not been subsequently revoked (in the limited circumstances in which such revocation is permitted) shall remain valid for such relevant Adjourned Meeting. The quorum required to consider the relevant Extraordinary Resolution with respect to a Series of the Existing Notes at an Adjourned Meeting shall be two or more Noteholders (and one or more Noteholders in respect of the Perpetual Notes) (in each case as set out in the relevant Agency Agreement) present and holding or representing in aggregate not less than 25 per cent. (and 1/3 in respect of the Perpetual Notes) in nominal amount of the Existing Notes of the relevant Series for the time being outstanding.

D.	To be passed at a Meeting or an Adjourned Meeting, an Extraordinary Resolution requires a majority in favour of at least 75 per cent. of the votes cast.

E.

The implementation of the relevant Extraordinary Resolution is conditional on the quorum required for, and the requisite majority of votes cast at, the relevant Meeting being satisfied by Noteholders (who comply with the Offer and Distribution Restrictions and who are otherwise persons to whom the Consent Solicitation can be lawfully made and who may lawfully participate in the Consent Solicitation), irrespective of any participation at the relevant Meeting by Restricted Noteholders (and would also have been passed if any Restricted Noteholders who provide confirmation of their status as Restricted Noteholders and waive their right to attend and vote (or be represented at) the relevant Meeting had actually participated at such Meeting).

F.

Every question submitted to the Meeting shall be decided in the first instance by a show of hands. Unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer or the relevant Fiscal Agent, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact that without proof of the number or proportion of the votes recorded in favour of or against such resolution.

G.

At the relevant Meeting (a) on a show of hands every person who is present in person and is a proxy or a representative or produces a Definitive Note or voting certificate shall have one vote; and (b) on a poll every person who is so present shall have one vote in respect of each €1 nominal amount of the Existing Notes in respect of which he is a proxy or representative or in respect of each €1 nominal amount of the Existing Notes represented by the Definitive Note or voting certificate so produced.

H.	If passed, an Extraordinary Resolution will be binding on all Noteholders, whether or not present at the relevant Meeting and whether or not voting.

I.	The Issuer shall give notice of the passing of the Extraordinary Resolutions to Noteholders within 14 days but failure to do shall not invalidate the Extraordinary Resolutions.

This Notice is given by Banca Carige S.p.A. - Cassa di Risparmio di Genova e Imperia. Noteholders should contact the following for further information:

The Dealer Managers

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Attention: Liability Management Desk

Email: liability.management@credit-suisse.com

Deutsche Bank, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Liability Management Group

Email: liability.management@db.com

The Exchange and Tabulation Agent

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

United Kingdom

Telephone: +44 20 7704 0880

Attention: Paul Kamminga

Email: carige@lucid-is.com

Dated: 29 September 2017